American Century Variable Portfolios, Inc.
               Exhibit 77P

Fund           Issuer                                     Ticker      Principal Amount (USAmount Purchased (USTrade Date
VP CAPAP       Dreamworks Animation SKG, Inc              DWA              $ 812,000,000  $  68,880.00        10/27/2004
VP ULTRA       Dreamworks Animation SKG, Inc              DWA              $ 812,000,000  $  38,864.00        10/27/2004
VPMIDVAL       Nalco Holdings Co                          NLC              $ 666,666,660  $   5,370.00        11/10/2004
VPMIDVAL       AGL Resources Inc                          ATG              $ 297,696,000  $   5,240.69        11/18/2004
VP VISTA       Bill Barrett Corp                          BBG              $ 325,000,000  $  20,250.00         12/9/2004
VPMIDVAL       Interline Brands, Inc                      IBI              $ 187,500,000  $     330.00        12/15/2004

Price                         Underwriter                 Underwriting SprCurrency           Underwriting Spread (US$)
      $28.0000                    GSCO                        5.750%         USD                    $1.610
      $28.0000                    GSCO                        5.750%         USD                    $1.610
      $15.0000                    GSCO                        5.500%         USD                    $0.825
      $31.0100                    MSCO                        3.000%         USD                    $0.930
      $25.0000                    GSCO                        6.500%         USD                    $1.625
      $15.0000                    CSFB                        6.875%         USD                    $1.031